                                                                    Exhibit 23.1

The Board of Directors
PLD Telekom Inc.:

We consent to incorporation by reference in the registration statement (no. 333-35139) on Form S-8, in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (no. 333-18713), in the registration statement (no. 333-5396) on Form S-3, in the registration statement (no. 333-5400) on Form S-3, and in the registration statement (no. 333-5398) on Form S-4 of PLD Telekom Inc. of our report dated March 23, 1998, relating to the consolidated balance sheet of PLD Telekom Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1997 of PLD Telekom Inc.


                                                     KPMG PEAT MARWICK LLP


New York, New York
July 22, 1998